UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2004

GENESIS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50351	20-0023783

(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

101 East State Street, Kennett Square, PA 19348

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 610-444-6350

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

          On November 16, 2004, upon the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors approved the annual grant of restricted stock under our 2003 Stock Incentive Plan to each of our non-employee directors. Each grant represents a value of $95,000 based upon the market value of our common stock on September 30, 2004, our fiscal year-end, and will be made on December 1, 2004. The restricted stock will vest on December 1, 2007.

          Each award will be granted on December 1, 2004 pursuant to a restricted stock agreement in the form attached to this Current Report on Form 8-K as Exhibit 10.1, the material terms and conditions of which differ from the form of restricted stock agreement attached as Annex A to our 2003 Stock Incentive Plan (filed as Exhibit 10.11 to our Amendment No. 1 to Form 10 on November 6, 2003) in that, upon termination of a non-employee director’s service on our Board of Directors, all shares of common stock will vest in full and will not be forfeited to us.

          The above description of the restricted stock agreement is qualified in its entirety by reference to the full and complete text of the agreement which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

	(a)	Financial statements of businesses acquired.

Not applicable.

	(b)	Pro forma financial information.

Not applicable.

	(c)	Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

		Exhibit	Description

		10.1	Form of Restricted Stock Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2004	GENESIS HEALTHCARE CORPORATION

	By:	/s/ James V. McKeon

		Name:	James V. McKeon
		Title:	Chief Financial Officer